                                                                    EXHIBIT 2.03

                                                                  EXECUTION COPY

     FIRST AMENDMENT dated as of July 31, 1996 (this "Amendment"), to the Recapitalization and Stock Purchase and Sale Agreement dated June 5, 1996, as amended by the Letter Agreement dated July 9, 1996, (as so amended, the "Stock Purchase Agreement"), among FIREARMS TRAINING SYSTEMS INTERNATIONAL N.V., a Netherlands Antilles corporation ("Seller"), FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the "Company"), and CENTRE CAPITAL INVESTORS II, L.P. a Delaware limited partnership, CENTRE PARTNERS COINVESTMENT, L.P., a Delaware limited partnership, CENTRE PARALLEL MANAGEMENT PARTNERS, L.P., a Delaware limited partnership, CENTRE CAPITAL OFFSHORE INVESTORS II, L.P., a Bermuda limited partnership, CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P., a Delaware limited partnership, and STATE BOARD OF ADMINISTRATION OF FLORIDA, a body corporate organized under the constitution of the State of Florida (each a "Buyer" and collectively limited as described below, the "Buyers"), and CENTRE PARTNERS MANAGEMENT LLC ("Centre Partners").

     A. The Buyers and Centre Partners have requested that Seller and the Company amend certain provisions of the Stock Purchase Agreement. Seller and the Company are willing to enter into this Amendment, subject to the terms and conditions of this Amendment.

     B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

     Accordingly, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1.  Amendment to Preamble.  The Preamble is hereby amended as
                 ---------------------
follows:

     (a) The State Board of Administration of Florida and Centre Parallel Management Partners, L.P. shall be removed as parties to the Stock Purchase Agreement.

     (b) The first "WHEREAS" clause thereof shall be amended so that, as amended, the first "WHEREAS" clause shall be and read in its entirety as follows:
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     "WHEREAS, Seller owns all the 300 issued and outstanding shares of Common
Stock, par value $1 per share, of the Company (the "Pre-Split Stock"), and prior to the Closing Date each share of Pre-Split Stock shall be changed into 100,000 shares of Common Stock, par value $.00001 per share (the "Common Stock", and the resulting 30,000,000 shares of Common Stock to be held by the Seller prior to the Closing Date being referred to herein as the "Seller Shares");" and

     (c) the fifth "WHEREAS" clause thereof shall be amended so that, as amended, the fifth "WHEREAS" clause shall be and read in its entirety as follows:

     "WHEREAS, the proceeds from such extensions of credit and such sale of Common Stock to Buyers shall be utilized to redeem (the "Redemption") 28,212,061 shares (the "Redeemed Shares") of the 30,000,000 Seller Shares currently held by Seller, as a result of which the Seller shall continue to hold 1,787,939 shares (the "Retained Shares");".

     SECTION 2.  Amendment to Section 1.  Section 1 is hereby amended as
                 ----------------------
follows:

     (a) Section 1(a) of the Stock Purchase Agreement is hereby amended by replacing the words "an aggregate of 672,605" with the words "shares of Class A Common Stock and shares of Class B Non-voting Common Stock which in the aggregate shall equal 6,726,054"; and

     (b) the definition of "Initial Shares" in Section 1(c)(A) of the Stock Purchase Agreement is hereby amended by changing the number of Retained Shares listed in the first sentence from "178,794" to "1,787,939, and by changing the number of Acquired Shares listed in the first sentence from "672,605" to "6,726,054", and by changing the number "93,417" listed in the first sentence to "934,174"; and

     (c) the definition of "Target Value" in Section 1(c)(A) of the Stock Purchase Agreement is hereby amended by changing the number "93,417" listed in the first sentence to "934,174", and by changing the number "93,417" listed in the proviso to "934,174".
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     SECTION 3.  Amendment to Section 4(e). Section 4(e) of the Stock Purchase
                 -------------------------
Agreement is hereby amended by changing the number "10,000,000" listed in the first sentence to "100,000,000", and by changing the number "3,000,000" listed in the first sentence to "30,000,000".

     SECTION 4.  Amendment to Section 6.  Section 6 of the Stock Purchase
                 ----------------------
Agreement is hereby amended as follows:

     (a) Section 6(a) of the Stock Purchase Agreement is hereby amended by (i) deleting the words "Centre Parallel Management Partners, L.P." from the first and fourth sentences thereof and (ii) deleting the third and fifth sentences thereof in their entirety; and

     (b) Section 6(b) of the Stock Purchase Agreement is hereby amended by deleting the words "Centre Parallel Management Partners, L.P." and "or the comparable governing instruments of the State Board of Administration of Florida" from clause (i) thereof.

     SECTION 5.  Amendment to Section 7(b).  Section 7(b) of the Stock Purchase
                 -------------------------
Agreement is hereby amended by deleting the words "the State Board of Administration of Florida or" in such section.

     SECTION 6.  Amendment to Schedule 4(r)(a)(13). Schedule 4(r)(a)(13) to the
                 ---------------------------------
Stock Purchase Agreement shall be amended so that, as amended, it shall be and read in its entirety as follows: "The Company is registered as a foreign corporation in Alaska, California, Florida, Georgia, Indiana and Maryland.

     SECTION 7.  Representations and Warranties of Seller.  The Seller hereby
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represents and warrants to Buyers as follows:

     (a) This Amendment, and the Stock Purchase Agreement as amended hereby, have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable in accordance with their terms.

     (b) The representations and warranties set forth in Section 4 of the Stock Purchase Agreement before and after giving effect to this Amendment are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
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     SECTION 8.  Representations and Warranties of Buyers.  Each Buyer hereby
                 ----------------------------------------
severally and not jointly and only as to itself represents and warrants to Seller as follows:

     (a) This Amendment, and the Stock Purchase Agreement as amended hereby, have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligations enforceable in accordance with their terms.

     (b) The representations and warranties set forth in Section 6 of the Stock Purchase Agreement before and after giving effect to this Amendment are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date are or amended pursuant to this amendment.

     SECTION 9.  Condition to Effectiveness.  The amendments to the Stock
                 --------------------------
Purchase Agreement set forth in this Amendment shall become effective when Cravath, Swaine & Moore, counsel to Seller, shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Company, Seller, Buyers and Centre Partners.

     SECTION 10.  Stock Purchase Agreement.  Except as specifically amended
                  ------------------------
hereby, the Stock Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Stock Purchase Agreement shall mean the Stock Purchase Agreement as amended hereby.

     SECTION 11.  Governing Law.  This Amendment shall be governed by and
                  --------------
construed in accordance with the internal
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laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     SECTION 12.  Counterparts.  This Amendment may be executed in one or more
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counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                            FIREARMS TRAINING SYSTEMS INTERNATIONAL N.V.,

                              by   /s/ Jody Scheckter
                                --------------------------
                                Name:  Jody Scheckter
                                Title: Director


                            FIREARMS TRAINING SYSTEMS, INC.

                              by   /s/ Clare Fawkes
                                --------------------------
                                Name:  Clare Fawkes
                                Title: Secretary
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                            CENTRE CAPITAL INVESTORS II, L.P.,

                            CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                            CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.

                              by Centre Partners II, L.P. as general partner of
                                 such partnerships

                              by Centre Partners Management LLC, attorney-in-
                                 fact


                              by   /s/ Jonathan H. Kagan
                                --------------------------
                                   Managing Director


                            CENTRE PARTNERS COINVESTMENT, L.P.

                            CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.

                            by Centre Partners II, LLC, as general partner


                              by   /s/ Jonathan H. Kagan
                                --------------------------
                                   Managing Director
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                            STATE BOARD OF ADMINISTRATION OF FLORIDA

                              by Centre Parallel Management Partners, L.P., as
                                 manager

                              by Centre Partners Management LLC, attorney-in-
                                 fact


                              by   /s/ Jonathan H. Kagan
                                --------------------------
                                   Managing Director


                            CENTRE PARTNERS MANAGEMENT LLC


                              by   /s/ Jonathan H. Kagan
                                --------------------------
                                   Managing Director